EXHIBIT 23.2


DALE MATHESON                      Partnership of:  Robert J. Bukart, Inc.
CARR-HILTON LABONTE                                 James F. Carr-Hilton Ltd.
_____________________                               Alvin F. Dale, Ltd.
CHARTERED ACCOUNTANTS                               Peter J. Donaldson, Inc.
                                                    R.J. LaBonte, Ltd.
                                                    Robert J. Matheson, Inc.
                                                    Fraser G. Ross, Ltd.



April 23, 2004



U.S.  SECURITIES AND EXCHANGE  COMMISSION
Division of  Corporation  Finance
450 Fifth St. N.W.
Washington  DC  20549


RE:      LEXINGTON RESOURCES INC. (FORMERLY INTERGOLD CORPORATION) - FORM S-8
________________________________________________________________________________

Dear Sirs:

As Chartered Accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement dated April 23, 2004 of the following report contained in the Company's December 31, 2003 Annual Report filed on Form 10-KSB dated April 5, 2004.

o Our report to the Stockholders and Board of Directors of Lexington Resources Inc. (formerly Intergold Corporation) dated February 19, 2004, except for Note 11 which is dated March 12, 2004 on the consolidated balance sheet of the Company as at December 31, 2003 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the period from September 29, 2003 (inception) to December 31, 2003.


Yours truly,


"DALE MATHESON CARR-HILTON LABONTE"


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, BRITISH COLUMBIA


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